CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-79559) of Borders Group, Inc. of our report dated June 28, 2000 relating to the financial statements of Borders Group Savings Plan, which appears in this Form 11-K.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Bloomfield Hills, MI
June 28, 2000